UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/18/2009

CNB BANCORP INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50729

Virginia	54-2059214
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11407 Windsor Blvd.
Windsor, VA 23487
(Address of principal executive offices, including zip code)

(757) 242-4422
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

Effective November 16, 2009, Judy D. Brown, Senior Vice President, Business Development, and CNB Bancorp, Inc. and Citizens National Bank, its wholly owned subsidiary, mutually agreed to terminate Mrs. Brown's employment agreement after almost seven years of service, which agreement was terminable by either party upon thirty days notice.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Judy D. Brown retired from her position as Senior Vice President, Business Development with CNB Bancorp, Inc. and its wholly owned subsidiary, Citizens National Bank, effective November 16, 2009.    She will continue to serve on the boards of the holding company and bank. We would like to thank Mrs. Brown for her valuable contributions over the years and her ongoing support.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB BANCORP INC.

Date: November 18, 2009	By:	/s/ Elizabeth T. Beale
Elizabeth T. Beale
Executive Vice President & Chief Financial Officer